UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒
Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

MACQUARIE GLOBAL INFRASTRUCTURE TOTAL RETURN FUND INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN FUND LTD
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
SCOTT FRANZBLAU
ROBERT H. DANIELS
LYNN D. SCHULTZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Western Investment LLC (“Western Investment”), together with certain other participants, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies (the “Solicitation”) by Western Investment at the 2012 annual meeting of stockholders (the “Annual Meeting”) of Macquarie Global Infrastructure Total Return Fund Inc. (the “Fund”).  Western Investment has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1: The following information relating to the Solicitation has been posted to http://www.fixmyfund.com:

FIXmyFUND

SHAREHOLDER UPDATES

- Western Investment Material for Macquarie Global Infrastructure Total Return Fund (MGU)

ACTIVISM HISTORY

- Western Investment Activism Results

SHAREHOLDER EDUCATION

- The Case for Shareholder Activism by Jonathan Hoenig at SmartMoney.com
- The Western Investment's Grand Slam: Clears the Bases in DWS Closed-Ends by Dan Plettner at Seeking Alpha
- Art Lipson interview in Thomas J. Herzfeld Advisors: The Investor's Guide to Closed-End Funds (June 2010)
- Putnam Funds: Example of Benefits of Share Repurchases at a Discount
- Closed-end funds and the problem of deep discounts

OTHER CLOSED-END FUND COMMENTATORS

- Dan Plettner

This site is to inform fund shareholders about activism efforts in closed-end funds and related securities. We will provide links to activism news, shareholder letters, proxy filings, and other material so that shareholders will have better access to information about highlighted companies they may own.

The companies included here are ones we believe would substantially benefit shareholders by putting in place more shareholder-friendly policies. Although we first seek to work with company management to improve performance, we may nominate and run an alternative slate of directors when we perceive management is unwilling to make real progress. In these cases, we will make the arguments for our proposed slate available on this site, providing shareholders information to help them decide how to vote their proxies in the election.

Investors are welcome to send us questions and comments at info@fixmyfund.com.

Providing Shareholders With Tangible Progress.

Terms & Conditions | Privacy Statement

site by sazas design.

Western Investment LLC: Summary of Completed Closed-end Fund Activism Situations

Ticker	Name	Date of Initial Activism Filing	Activism Result
BPS	Blackrock Pennsylvania Strategic Municipal Trust	+	Raised dividend, June 2005
BSD	The Blackrock Strategic Municipal Trust	+	Raised dividend, June 2005
DHG	DWS Dreman Value Income Edge Fund	1/8/2010	25% tender and enhanced shareholder buyback program, October 2010
DRP	DWS RREEF World Real Estate Fund	2/26/2010	Open ended, February 2011.
FVD	First Trust Value Line® Dividend Index Fund	12/12/2005	Converted to an ETF at NAV, December 2006
GCS	DWS Enhanced Commodity Strategy Fund	6/6/2008	Open ended, August 2010
GGT	Gabelli Global Multimedia Trust	1/25/2010	Won board seat, Jun 2010. Increased dividend, Apr 2010, and buyback, Aug 2010
HQL	H&Q Life Sciences Investors	1/4/2011	Tender for 35% of shares at 98% of NAV, May 2011
HTD	John Hancock Tax Advantaged Dividend Fund	1/31/2008	Raised dividend, August 2008
LBF	DWS Global High Income Fund	5/20/2010	25% tender and enhanced shareholder buyback program, Oct 2010
MZF	MBIA/Claymore Managed Dur Inv Grade Muni Fd	8/27/2008	Tender 15% of Shares at 98% of NAV, Mar 2010, Ongoing Tenders if > 5% Discount
NBO	Neuberger Berman NY Intermediate Muni Fd	4/14/2009	Tender 10% of Shares at 98% of NAV, May 2009, Ongoing Tenders if > 10% Discount
NBW	Neuberger Berman Cal Intermediate Muni Fd	1/22/2009	Tender 10% of Shares at 98% of NAV, May 2009, Ongoing Tenders if > 10% Discount
NDD	Neuberger Berman Dividend Advantage Trust	12/29/2008	Liquidation, October 2009
NFL	Nuveen Insured Florida Premium Inc Muni Fd	9/11/2009	Merged into NIO, October 2009
NHS	Neuberger Berman High Yield Strategies Fund	4/15/2009	Tender 10% of Shares at 98% of NAV, May 2009, Ongoing Tenders if > 10% Discount
NOX	Neuberger Berman Income Opportunity Fund	3/2/2009	Tender 10% of Shares at 98% of NAV, May 2009, Ongoing Tenders if > 10% Discount
NQF	Nuveen Florida Investment Quality Muni Fd	7/27/2009	Merged into NPM, October 2009
NRI	Neuberger Berman Realty Income Fund	9/20/2006	Raised dividend, April 2007
NRL	Neuberger Berman Real Estate Income Fund	3/21/2005	Tender for all shares at 99% NAV, September 2007
NRO	Neuberger Berman Real Estate Securities Inc Fd	2/20/2007	Tender 10% of Shares at 98% of NAV, May 2009, Ongoing Tenders if > 10% Discount
NUF	Nuveen Florida Quality Income Municipal Fund	3/30/2009	Merged into NPM, October 2009
NWF	Nuveen Insured Florida Tax-Free Advantage Muni Fd	9/22/2009	Merged into NEA, October 2009
PBF	Pioneer Municipal and Equity Income Trust	1/26/2007	Open ended, October 2008
PPM	Investment Grade Municipal Income Fund	10/9/2008	Liquidation, May 2010
RIT	LMP Real Estate Income Fund	9/16/2005	Raised dividend, February 2007
RTU	Cohen & Steers REIT & Utility Fund	12/21/2007	Raised dividend, June 2008, + 10% buyback. Merged into UTF, March 2010.
SBF	Salomon Brothers Fund	7/22/2005	Open ended, July 2006
SCD	LMP Capital and Income Fund	12/17/2010	Tender for 30% of shares at 98% of NAV, Jun 2011, Ongoing tenders if > 5% Discount
SEL	Seligman Select Municipal Fund	+	Open ended, March 2009
SLS	RiverSource Lasalle International Real Estate Fd	7/2/2010	Open ended, April 2011
TY	Tri-Continental Corporation	1/6/2006	In-kind and Regular Tenders at 99.25% of NAV, December 2008
TYW	TS&W/Claymore Tax-Advantaged Balanced Fund	2/18/2010	Open ended at NAV, Jan 2012
UTF	Cohen & Steers Infrastructure Fund	11/26/2007	Raised dividend, June 2008 + 10% buyback
ZF	Zweig Fund	4/16/2004	Raised dividend, September 2004
ZTR	Zweig Total Return Fund	4/6/2004	Raised dividend, September 2004

+ Private communication, no filing.

NEWS

617-760-7529

One Post Office Square
Boston, Massachusetts 02109

putnam.com

Putnam
INVESTMENTS

Shareholders
1-800-225-1581

Media Contact:
Jennifer Santos, 617-760-8582

FOR IMMEDIATE RELEASE

PUTNAM RENEWS SHARE REPURCHASE PROGRAM
FOR CLOSED-END FUNDS

BOSTON, September 17, 2009—Putnam Investments announced today that the Board of Trustees of The Putnam Funds (the "Trustees") has voted to renew the current repurchase program for Putnam's closed-end funds. As renewed, the program will allow each of the five Putnam closed-end funds to repurchase, during the one-year period beginning October 8, 2009, up to 10% of its common shares outstanding as of October 7, 2009.

The share repurchase program is intended to enhance shareholder value, as repurchases made at a discount have the effect of increasing the net asset value per share of the applicable fund's remaining shares. The Trustees believe that the record of the repurchase program to date shows that share repurchases represent attractive investment opportunities for the funds. Since the commencement of the program in 2005, repurchases by these five funds have contributed in the aggregate approximately $50.4 million in per-share net asset value to remaining common shareholders of the funds. As indicated in the table on the following page, the repurchase program has been an important contributor to fund returns at net asset value.

Putnam INVESTMENTS

September 17, 2009
Page 2 of 3

	Contribution of Share Repurchases to Total Returns at Net Asset Value (10/25/05-8/31/09)	Cumulative Total Returns (Including Share Repurchases) at Net Asset Value (10/25/05-8/31/09)
Putnam High Income Securities Fund (NYSE: PCF)	2.00%	12.51%
Putnam Managed Municipal Income Trust (NYSE: PMM)	0.89%	3.77%
Putnam Master Intermediate Income Trust (NYSE: PIM)	2.03%	9.62%
Putnam Municipal Opportunities Trust (NYSE: PMO)	1.27%	8.18%
Putnam Premier Income Trust (NYSE: PPT)	2.68%	11.11%

Performance information does not reflect returns at market price, which will vary from, and may be lower than, returns at net asset value. Past performance does not guarantee future results. More recent returns may be less or more than those shown. Investment return, net asset value and market price will fluctuate and you may have a gain or a loss when you sell your shares. Performance assumes reinvestment of distributions and does not account for taxes. For more recent performance information, call 1-800-225-1581 or visit www.putnam.com.

Performance attribution is approximate and reflects the daily impact, gross of fees, of per-share net asset value increases caused by share repurchases made at a discount to net asset value during the period. In addition to reflecting repurchases under the share repurchase program, cumulative total returns at net asset value reflect the impact of issuer tender offers completed both by each fund in July 2007 for 10% of its outstanding shares at 98% of net asset value and by PIM in April 2008 for 15% of its outstanding shares at 99% of net asset value. For PMO and PMM, contributions to returns at net asset value reflect that the number of shares deemed to have been repurchased by these funds was revised using the pro forma combinations, as of October 5, 2007, of Putnam High Yield Municipal Trust and PMM and of Putnam Investment Grade Municipal Trust and Putnam Municipal Bond Fund and PMO. (In February 2008, Putnam High Yield Municipal Trust merged into PMM, and Putnam Investment Grade Municipal Trust and Putnam Municipal Bond Fund merged into PMO.)

September 17, 2009
Page 3 of 3

In October 2005, the Trustees initiated the program, which, as subsequently amended, authorized the repurchase of up to 10% of each fund's outstanding common shares over the two-years ending October 5, 2007. The Trustees subsequently renewed the program twice, to permit the repurchase of an additional 10% of each fund's outstanding common shares over the twelve-month period beginning on October 8, 2007 and of an additional 10% over the twelve-month period beginning on October 8, 2008 (in each case based on common shares outstanding as of the last business day prior to such period).

The funds will repurchase shares at a discount, subject to procedures approved by the Trustees. There is no assurance that the funds will purchase shares at any particular discount levels or in any particular amounts. Under certain conditions, regulatory requirements and other legal considerations may limit the fund's ability to repurchase shares. Each fund's repurchase activity will be disclosed in its shareholder reports for the relevant fiscal periods. See the funds' most recent shareholder reports for details. There is no assurance that the market price of a fund's shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases. Some of Putnam's closed-end funds use leverage, which involves risk and may increase the volatility of such funds' net asset value.

About Putnam Investments

Founded in 1937, Putnam Investments is a leading global money management firm with over 70 years of investment experience. As of August 31, 2009, Putnam had $110 billion in assets under management. Putnam has offices in Boston, London, Frankfurt, Amsterdam, Tokyo, Singapore, and Sydney. For more information, go to www.putnam.com.

258447 9/09

###

Basics of closed-end funds

A closed-end fund is a type of investment company whose shares trade on a stock exchange or over-the-counter. The assets of a closed-end fund are managed by an asset management firm according to the fund's investment objective and policies, and may be invested in stocks, bonds, and derivative securities.  Just as for standard equity securities, shareholders have the right to vote for a board of directors whose job is to ensure that the fund is run in the best interests of the shareholders.

Unlike conventional open-end funds, the market price per share of a closed-end fund can vary from the value of the underlying asset value per share.  If the market price is below the asset value, then the fund is “trading at a discount.” If the market price is above the asset value, then the fund is “trading at a premium.”  The amount of the discount or premium is measured as a percent of the asset value.  For example, a 10% discount means that investors will receive 10% less for selling the fund than the actual asset value.

The problem with persistent, deep discounts

When a closed-end fund trades at a discount, the marketplace values the underlying assets of the fund at less than their actual value.  Several factors can lead to modest or temporary discounts such as overall market sentiment and general supply/demand imbalances.  These temporary or small imbalances should not necessarily be troubling to closed-end fund shareholders.

However, certain closed-end funds trade at deep (>10%) discounts for extended time periods.  Although various factors can explain this phenomenon, such discounts are often caused by negative shareholder sentiment resulting from factors such as poor long-term fund performance, high management fees, high portfolio manager turnover, poor corporate governance, unsatisfactory shareholder communication, little trading liquidity in the fund, and low secondary market support by the fund’s management firm.

When discounts remain deep for an indefinite period, shareholders end up being in some sense perpetually “underpaid” for their shares.  If shareholders need to sell for whatever reason, they will not receive the asset value of their shares, but rather will receive the asset value minus the discount.  If the discount permanently remains large, then the discount amount becomes “lost” to the investor, as he or she never gets the opportunity to sell shares in the fund for what the underlying assets are worth.

In addition to lost shareholder value, another problem with persistent, deep discounts is that they often reflect failed policies by the asset management firm.  In other words, these discounts can be a symptom of greater problems at the fund, just as we have alluded to previously.  For these reasons, we view persistent and deep discounts as a problem that management and, as we discuss next, shareholders need to address.

What shareholders can do

A fund’s management firm and board of directors together have a variety of policies that they can implement to reduce a fund’s discount.  Improving management performance, reducing management fees, strengthening corporate governance, increasing communication with shareholders, and other pro-active measures such as large tender offers and share buybacks can all help to reduce the discount and improve overall fund performance.

Unfortunately, management often has little incentive on its own to remove a fund’s discount.  Management is normally paid the same fees regardless of whether its fund trades at a deep discount or at a premium --- the discount does not directly hurt them.  The fund’s board may not fix the problem either, since the board of directors may include persons who may lack professional investment management experience and/or who have a history of backing the management firm (e.g., voting to retain the management firm as the fund’s manager and approving the advisory fees the management firm receives from the fund.)

Since shareholders are the persons most likely to be harmed by a deep discount, shareholders are the ones who need to encourage the fund to reduce the discount and improve overall fund performance.  When shareholders perceive a problem, they should provide constructive feedback to the fund.  Feedback can range from calls to investor relations to letters to the board of directors to withholding votes from management-sponsored board members.  If the fund continues to ignore such feedback, then shareholders should consider taking steps such as nominating and voting for new board members who are willing to work in the shareholder’s best interest.

Questions or comments?  Contact
comments@fixmyfund.com.

FIXmyFUND

DAN PLETTNER

- Dramatically Changed Perspective On Liberty All Star Growth Fund
- Closed-End Funds FGI and FGF: Will the Foolishness Never End?
- Kayne Anderson MLP Investment and Kayne Anderson Midstream / Energy Fund: Alternate Structural Sacrifices, Similar Marketing Outcomes
- Tortoise Energy Infrastructure: Shareholder Report Shows Structural Inefficiency for MLP Exposure
- Tortoise Energy Capital: Structural Inefficiency for MLP Exposure Apparent in Shareholder Report
- Supply, Demand and Other Factual Observations of Neuberger Berman CEFs
- The Kayne Anderson Midstream / Energy Fund IPO: A Marketing Achievement?
- Korea Equity Fund: Activism Candidate Climbing a Wall of Worry
- Fiduciary / Claymore MLP Opportunity Fund: A Hazardous Mean Reversion Candidate
- Energy Income and Growth Fund: Long Term Qualitative Observations of C-Corporation MLP Vehicle Suggests 'Dip' Perception Is Illusory
- Short-Selling PIMCO Global Stocks Plus and Allianz's Inconsistent Distribution Policy
- A Deep Look at TS&W/Claymore Tax-Advantaged Balanced Fund Among 'Peers'
- A Risk-Averse Outlook on 'Risk Free' and Risk Assets
- The Western Investments Grand Slam: Clears the Bases in DWS Closed-Ends
- Dan Plettner on Seeking Alpha

This site is to inform fund shareholders about activism efforts in closed-end funds and related securities. We will provide links to activism news, shareholder letters, proxy filings, and other material so that shareholders will have better access to information about highlighted companies they may own.

The companies included here are ones we believe would substantially benefit shareholders by putting in place more shareholder-friendly policies. Although we first seek to work with company management to improve performance, we may nominate and run an alternative slate of directors when we perceive management is unwilling to make real progress. In these cases, we will make the arguments for our proposed slate available on this site, providing shareholders information to help them decide how to vote their proxies in the

Investors are welcome to send us questions and comments at info@fixmyfund.com.